                                                                     (conformed)




                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                FORM 8-K/A NO. 1


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 16, 2001


                                  DEMEGEN, INC.
             (Exact name of registrant as specified in this charter)




        Colorado                         0-25353                 84-1065575
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)          Identification No.)


    1051 Brinton Road, Pittsburgh, PA                               15221
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's Telephone Number, including area code: (412) 241-2150

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On July 16, 2001, Demegen, Inc. (the "Corporation" or "Demegen") exercised its option to purchase all of Periodontix, Inc.'s ("Periodontix") technologies and rights in related clinical trials, except for Periodontix' photodynamic technology with the issuance of 4.7 million restricted common shares of the Company's Common Stock and warrants to purchase up to 4.7 million Common Shares of the Company's Common Stock at an exercise price of $1.25 per share. The Warrants have a five year term and is callable by the Company if the price of the Company's common Stock trades above $2.50 per shares for twenty consecutive trading days.

This completes the third share and warrant issuance relative to the Periodontix transaction and results in the issuance of a total of 9 million restricted common shares of the Company's Common Stock and warrants to purchase up to 9 million Common Shares of the Company's Common Stock.

ITEM 7 - FINANCIAL STATEMENTS & EXHIBITS

          (a)    Financial Statements of Businesses Acquired

          (b)    Pro Forma Financial Information:

PERIODONTIX, INC.
(A DEVELOPMENT STAGE COMPANY)

Financial Statements
as of December 31, 2000 and 1999
Together with Auditors' Report

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of Periodontix, Inc.:

We have audited the accompanying balance sheets of Periodontix, Inc. (a Delaware corporation in the development stage) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from inception (December 13, 1993) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Subsequent to December 31, 2000, the Company entered into agreements with Demegen, Inc. (Demegen) giving Demegen a short-term license to substantially all of the Company's intellectual property as well as an option to purchase these and substantially all other of the Company's assets. Demegen subsequently exercised its rights under the option and purchased substantially all intellectual property and other assets of the Company (see Note 8(b)). In conjunction with these agreements, the Company ceased substantially all of its operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Periodontix, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended and for the period from inception (December 13, 1993) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.



/s/ ARTHUR ANDERSEN


Boston, Massachusetts
July 31, 2001

PERIODONTIX, INC.
(A DEVELOPMENT STAGE COMPANY)

Balance Sheets


                                                                         DECEMBER 31,
ASSETS                                                           2000                  1999

Current Assets:
   Cash and cash equivalents                                  $  350,359            $1,869,434
   Prepaid expenses and other current assets                      11,867                95,611
                                                              ----------            ----------
         Total current assets                                    362,226             1,965,045
                                                              ----------            ----------
Fixed Assets, at cost:
   Equipment under capital lease                                 327,637               362,539
   Furniture and fixtures                                         32,332                32,332
   Equipment                                                      31,098                33,098
   Leasehold improvements                                          4,044                 4,044
                                                              ----------            ----------
                                                                 395,111               432,013
   Less--Accumulated depreciation and amortization               312,743               282,685
                                                              ----------            ----------
                                                                  82,368               149,328
                                                              ----------            ----------
Other Assets:
Deposits                                                          15,000                27,985
                                                              ----------            ----------
                                                                  15,000                27,985
                                                              ----------            ----------
                                                              $  459,594            $2,142,358
                                                              ==========            ==========

                                                                               DECEMBER 31,
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY                          2000                  1999

Current Liabilities:
   Current portion of capital lease obligations                     $     41,386         $     43,974
   Accounts payable                                                       26,940               68,285

   Accrued expenses                                                      731,975              538,175
   License deposit                                                        50,000                   --
   Convertible subordinated notes payable                              2,769,231            1,200,595
                                                                    ------------         ------------

         Total current liabilities                                     3,619,532            1,851,029
                                                                    ------------         ------------

Capital Lease Obligations, net of current portion                         51,351               84,722
                                                                    ------------         ------------

Commitments (Note 7)

Stockholders' (Deficit) Equity:
   Series A convertible preferred stock, $0.001 par value-
     Authorized--2,239,000 shares
     Issued and outstanding--2,225,000 shares
       (preference in
        liquidation of $2,225,000)                                     2,218,800            2,218,800
   Series B convertible preferred stock, $0.001 par value-
     Authorized--1,782,992 shares
       Issued and outstanding--1,775,000 shares (preference in
         liquidation of $3,550,000)                                    3,523,876            3,523,876
     Series C convertible preferred stock, $0.001 par value-
         Authorized--3,518,160 shares
         Issued and outstanding--3,518,160 shares
         (preference in liquidation of $8,619,000)                     8,281,748            8,281,748
      Series D convertible preferred stock, $0.001 par value-
        Authorized--2,000,000 shares
        Issued and outstanding--1,111,266 shares
          (preference in
          liquidation of $2,500,000)                                   2,483,446            2,483,446
      Common stock, $0.001 par value-
        Authorized--14,120,000 shares
        Issued--1,785,307                                                  1,790                1,790
      Additional paid-in capital                                         889,562              889,562
      Treasury stock--33,687 shares, at cost                                 (34)                 (34)
      Deficit accumulated during the development stage               (20,610,477)         (17,192,581)
                                                                    ------------         ------------

            Total stockholders' (deficit) equity                      (3,211,289)             206,607
                                                                    ------------         ------------

                                                                    $    459,594         $  2,142,358
                                                                    ============         ============


The accompanying notes are an integral part of these financial statements.

PERIODONTIX, INC.
(A DEVELOPMENT STAGE COMPANY)

Statements of Operations
for the Years Ended December 31, 2000 and 1999 and for the Period from Inception (December 13, 1993) to December 31, 2000



                                                                                                           CUMULATIVE
                                                                                                         FROM INCEPTION
                                                                                                         (DECEMBER 13,
                                                                                                            1993) TO
                                                                                                          DECEMBER 31
                                                           2000                     1999                     2000

Revenues:
   Collaborative research                              $    185,000             $     75,000             $    260,000
                                                       ------------             ------------             ------------

Operating Expenses:
   Research and development                               1,958,590                3,637,495               15,568,528
   General and administrative                               896,339                  836,234                4,735,819
                                                       ------------             ------------             ------------

         Total operating expenses                         2,854,929                4,473,729               20,304,347
                                                       ------------             ------------             ------------

         Loss from operations                            (2,669,929)              (4,398,729)             (20,044,347)
                                                       ------------             ------------             ------------

Other Income (Expense)
   Interest income                                           46,737                   52,567                  607,178
   Interest expense                                        (794,704)                (342,278)              (1,173,308)
                                                       ------------             ------------             ------------

         Other expense                                     (747,967)                (289,711)                (566,130)
                                                       ------------             ------------             ------------

         Net loss                                      $ (3,417,896)            $ (4,688,440)             $(20,610,477)
                                                       ============             ============             ============

Basic and Diluted Net Loss per Common Share            $      (1.91)            $      (2.63)
                                                       ============             ============

Weighted Average Basic and Diluted Shares                 1,785,307                1,785,057
                                                       ============             ============


The accompanying notes are an integral part of these financial statements.

PERIODONTIX, INC.
(A DEVELOPMENT STAGE COMPANY)

Statements of Stockholders' Equity (Deficit) for the Period from Inception (December 13, 1993) to December 31, 2000



                                             SERIES A CONVERTIBLE      SERIES B CONVERTIBLE       SERIES C CONVERTIBLE
                                               PREFERRED STOCK            PREFERRED STOCK           PREFERRED STOCK
                                            NUMBER OF   REDEMPTION    NUMBER OF    REDEMPTION    NUMBER OF   REDEMPTION
                                             SHARES        VALUE       SHARES        VALUE        SHARES        VALUE

Issuance of Common Stock                            -   $        -            -   $        -             -   $        -
   Sale of Series A convertible preferred
     stock, net of issuance costs of
     approximately $6,000                   1,675,000    1,668,800            -            -             -            -
   Net loss                                         -            -            -            -             -            -
                                           ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1993                  1,675,000    1,668,800            -            -             -            -
   Sale of Series A convertible
     preferred stock                          550,000      550,000            -            -             -            -
   Sale of common stock                             -            -            -            -             -            -
   Net loss                                         -            -            -            -             -            -
                                           ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1994                  2,225,000    2,218,800            -            -             -            -
   Net loss                                         -            -            -            -             -            -
                                           ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1995                  2,225,000    2,218,800            -            -             -            -
   Sale of Series B convertible preferred
     stock, net of issuance costs of
     approximately $26,000                          -            -    1,775,000    3,523,876             -            -
   Stock issued for services                        -            -            -            -             -            -
   Exercise of stock options                        -            -            -            -             -            -
   Net loss                                         -            -            -            -             -            -
                                           ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1996                  2,225,000    2,218,800    1,775,000    3,523,876             -            -
   Sale of Series C convertible preferred
     stock, net of issuance costs of
     approximately $16,000                          -            -            -            -     1,468,772    3,582,509
   Stock issued for services                        -            -            -            -             -            -
   Exercise of stock options                        -            -            -            -             -            -
   Purchase of treasury stock                       -            -            -            -             -            -
   Net loss                                         -            -            -            -             -            -
                                           ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1997                  2,225,000    2,218,800    1,775,000    3,523,876     1,468,772    3,582,509
   Exercise of stock options                        -            -            -            -             -            -
   Sale of Series C convertible preferred
     stock, net of issuance costs of
     approximately $312,000                         -            -            -            -     2,049,388    4,699,239
   Net loss                                         -            -            -            -             -            -
                                           ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1998                  2,225,000    2,218,800    1,775,000    3,523,876     3,518,160    8,281,748
   Exercise of stock options                        -            -            -            -             -            -
   Fair value of warrants issued in
     conjunction with convertible
     promissory notes                               -            -            -            -             -            -
   Sale of Series D convertible preferred
     stock, net of issuance costs of
     approximately $17,000                          -            -            -            -             -            -
   Net loss                                         -            -            -            -             -            -
                                           ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1999                  2,225,000    2,218,800    1,775,000    3,523,876     3,518,160    8,281,748
   Net loss                                         -            -            -            -             -            -
                                           ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 2000                  2,225,000   $2,218,800    1,775,000   $3,523,876     3,518,160   $8,281,748
                                           ==========   ==========   ==========   ==========    ==========   ==========

                                               SERIES D CONVERTIBLE
                                                 PREFERRED STOCK             COMMON STOCK              TREASURY STOCK
                                              NUMBER OF   REDEMPTION    NUMBER OF      $0.001      NUMBER OF
                                               SHARES        VALUE       SHARES      PAR VALUE      SHARES        COST

Issuance of Common Stock                              -   $        -    1,366,750   $    1,367             -   $        -
   Sale of Series A convertible preferred
     stock, net of issuance costs of
     approximately $6,000                             -            -            -            -             -            -
   Net loss                                           -            -            -            -             -            -
                                             ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1993                            -            -    1,366,750        1,367             -            -
   Sale of Series A convertible
     preferred stock                                  -            -            -            -             -            -
   Sale of common stock                               -            -      347,335          347             -            -
   Net loss                                           -            -            -            -             -            -
                                             ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1994                            -            -    1,714,085        1,714             -            -
   Net loss                                           -            -            -            -             -            -
                                             ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1995                            -            -    1,714,085        1,714             -            -
   Sale of Series B convertible preferred
     stock, net of issuance costs of
     approximately $26,000                            -            -            -            -             -            -
   Stock issued for services                          -            -        4,000            4             -            -
   Exercise of stock options                          -            -        2,500            3             -            -
   Net loss                                           -            -            -            -             -            -
                                             ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1996                            -            -    1,720,585        1,721             -            -
   Sale of Series C convertible preferred
     stock, net of issuance costs of
     approximately $16,000                            -            -            -            -             -            -
   Stock issued for services                          -            -       52,222           52             -            -
   Exercise of stock options                          -            -        1,250            1             -            -
   Purchase of treasury stock                         -            -            -            -        33,687          (34)
   Net loss                                           -            -            -            -             -            -
                                             ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1997                            -            -    1,774,057        1,774        33,687          (34)
   Exercise of stock options                          -            -       10,750           11             -            -
   Sale of Series C convertible preferred
     stock, net of issuance costs of
     approximately $312,000                           -            -            -            -             -            -
   Net loss                                           -            -            -            -             -            -
                                             ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1998                            -            -    1,784,807        1,785        33,687          (34)
   Exercise of stock options                          -            -          500            5             -            -
   Fair value of warrants issued in
     conjunction with convertible
     promissory notes                                 -            -            -            -             -            -
   Sale of Series D convertible preferred
     stock, net of issuance costs of
     approximately $17,000                    1,111,266    2,483,446            -            -             -            -
   Net loss                                           -            -            -            -             -            -
                                             ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 1999                    1,111,266    2,483,446    1,785,307        1,790        33,687          (34)
   Net loss                                           -            -            -            -             -            -
                                             ----------   ----------   ----------   ----------    ----------   ----------

Balance, December 31, 2000                    1,111,266   $2,483,446    1,785,307   $    1,790        33,687   $      (34)
                                             ==========   ==========   ==========   ==========    ==========   ==========


                                                                DEFICIT
                                                              ACCUMULATED
                                            ADDITIONAL         DURING THE              TOTAL
                                              PAID-IN         DEVELOPMENT           STOCKHOLDERS'
                                              CAPITAL            STAGE            EQUITY (DEFICIT)

Issuance of Common Stock                    $        -        $         -             $    1,367
   Sale of Series A convertible preferred
     stock, net of issuance costs of
     approximately $6,000                            -                  -              1,668,800
   Net loss                                          -           (292,523)              (292,523)
                                            ----------       ------------             ----------

Balance, December 31, 1993                           -           (292,523)             1,377,644
   Sale of Series A convertible
     preferred stock                                 -                  -                550,000
   Sale of common stock                              -                  -                    347
   Net loss                                          -           (668,590)              (668,590)
                                            ----------       ------------             ----------

Balance, December 31, 1994                           -           (961,113)             1,259,401
   Net loss                                          -         (1,215,839)            (1,215,839)
                                            ----------       ------------             ----------

Balance, December 31, 1995                           -         (2,176,952)                43,562
   Sale of Series B convertible preferred
     stock, net of issuance costs of
     approximately $26,000                           -                  -              3,523,876
   Stock issued for services                     5,996                  -                  6,000
   Exercise of stock options                       247                  -                    250
   Net loss                                          -         (1,850,840)            (1,850,840)
                                            ----------       ------------             ----------

Balance, December 31, 1996                       6,243         (4,027,792)             1,722,848
   Sale of Series C convertible preferred
     stock, net of issuance costs of
     approximately $16,000                           -                  -              3,582,509
   Stock issued for services                    78,281                  -                 78,333
   Exercise of stock options                       124                  -                    125
   Purchase of treasury stock                        -                  -                    (34)
   Net loss                                          -         (3,570,825)            (3,570,825)
                                            ----------       ------------             ----------

Balance, December 31, 1997                      84,648         (7,598,617)             1,812,956
   Exercise of stock options                     1,139                  -                  1,150
   Sale of Series C convertible preferred
     stock, net of issuance costs of
     approximately $312,000                          -                  -              4,699,239
   Net loss                                          -         (4,905,524)            (4,905,524)
                                            ----------       ------------             ----------

Balance, December 31, 1998                      85,787        (12,504,141)             1,607,821
   Exercise of stock options                       995                  -                  1,000
   Fair value of warrants issued in
     conjunction with convertible
     promissory notes                          802,780                  -                802,780
   Sale of Series D convertible preferred
     stock, net of issuance costs of
     approximately $17,000                           -                  -              2,483,446
   Net loss                                          -         (4,688,440)            (4,688,440)
                                            ----------       ------------             ----------

Balance, December 31, 1999                     889,562        (17,192,581)               206,607
   Net loss                                          -         (3,417,896)            (3,417,896)
                                            ----------       ------------             ----------

Balance, December 31, 2000                  $  889,562       $(20,610,477)           $(3,211,289)
                                            ==========       ============            ===========


The accompanying notes are an integral part of these financial statements.

PERIODONTIX, INC.
(A DEVELOPMENT STAGE COMPANY)

Statements of Cash Flows
for the Years Ended December 31, 2000 and 1999 and for the Period from Inception (December 13, 1993) to December 31, 2000


                                                                                                                     CUMULATIVE
                                                                                                                   FROM INCEPTION
                                                                                                                    (DECEMBER 13,
                                                                                                                       1993) TO
                                                                                                                     DECEMBER 31,
                                                                                2000                 1999                2000

Cash Flows from Operating Activities:
   Net loss                                                                $ (3,417,896)        $ (4,688,440)        $(20,610,477)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Interest expense related to original issue discount                        568,636              234,144              802,780
     Depreciation and amortization                                               62,741               99,558              408,728
     Stock issued for services                                                       --                   --               84,333
     Loss on sale of fixed assets                                                 5,719                   --                5,719
     Changes in assets and liabilities-
       Prepaid expenses and other current assets                                 83,744              (27,295)             (11,867)
       Accounts payable                                                         (41,345)              13,866               26,940
       Accrued expenses                                                         193,800               19,154              731,975
       License deposit                                                           50,000                   --               50,000
                                                                           ------------         ------------         ------------

         Net cash used in operating activities                               (2,494,601)          (4,349,013)         (18,511,869)
                                                                           ------------         ------------         ------------

Cash Flows from Investing Activities:
   Purchases of fixed assets                                                     (1,500)             (14,652)            (238,406)
   Decrease (increase) in other assets                                           12,985                5,000              (26,443)
                                                                           ------------         ------------         ------------

         Net cash provided by (used in) investing activities                     11,485               (9,652)            (264,849)
                                                                           ------------         ------------         ------------

Cash Flows from Financing Activities:
   Proceeds from sale of convertible preferred stock, net of
     issuance costs                                                                  --            2,483,446           16,507,870
   Proceeds from issuance of convertible promissory notes                     1,000,000            1,769,231            2,769,231
   Proceeds from sale of common stock                                                --                   --                1,714
   Proceeds from exercise of stock options                                           --                1,000                2,525
   Principal payments on capital lease obligation                               (35,959)             (73,844)            (311,839)
   Proceeds from fixed assets sold under sale/leaseback arrangement                  --               96,091              157,610
   Purchase of treasury stock                                                        --                   --                  (34)
                                                                           ------------         ------------         ------------

         Net cash provided by financing activities                              964,041            4,275,924           19,127,077
                                                                           ------------         ------------         ------------

Net (Decrease) Increase in Cash and Cash Equivalents                         (1,519,075)             (82,741)             350,359

Cash and Cash Equivalents, beginning of period                                1,869,434            1,952,175                   --
                                                                           ------------         ------------         ------------

Cash and Cash Equivalents, end of period                                   $    350,359         $  1,869,434         $    350,359
                                                                           ============         ============         ============

Supplemental Disclosure of Cash Flow Information:
   Cash paid for interest                                                  $     13,871         $     17,652         $     67,849
                                                                           ============         ============         ============

Supplemental Disclosure of Noncash Financing Activities:
   Fixed assets purchased under capital leases                             $         --         $         --         $    327,637
                                                                           ============         ============         ============


The accompanying notes are an integral part of these financial statements.

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



(1)      ORGANIZATION AND OPERATIONS

         Periodontix, Inc. (the Company) was incorporated in the State of Delaware on August 18, 1993 and began operations on December 13, 1993. The Company was formed to develop a line of products for the treatment and prevention of periodontal disease.

         The Company is in the development stage. Since inception, the Company has devoted substantially all of its efforts toward product research and development. Management anticipates that substantially all future revenues will be derived from products under development or those developed in the future. Principal risks to the Company include the ability of the Company to obtain adequate financing to fund future operations, dependence on key individuals, competition from substitute products and larger companies, and the successful development and marketing of commercial products.

         During 2001, the Company sold substantially all its assets to Demegen, Inc. in exchange for cash, common stock of Demegen, Inc. and warrants to purchase Demegen, Inc.'s common stock (see Note 8(b)).

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (b)      CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents consist of cash on hand and amounts invested in money market accounts. The Company considers all highly liquid instruments with maturities of 90 days or less at the time of acquisition to be cash equivalents.

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



         (c)      DEPRECIATION AND AMORTIZATION

                  The Company provides for depreciation and amortization using the straight-line method based on the estimated useful lives of the related assets, as follows:

                                                       ESTIMATED
                       ASSET CLASSIFICATION           USEFUL LIFE

                  Equipment under capital lease       Lease term
                  Furniture and fixtures              7 years
                  Equipment                           3-7 years
                  Leasehold improvements              Lease term

         (d)      RESEARCH AND DEVELOPMENT EXPENSES

                  The Company charges research and development expenses to operations, as incurred, for financial reporting purposes.

         (e)      INCOME TAXES

                  The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or in the tax returns. The amount of deferred tax asset or liability is based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

         (f)      DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The Company's financial instruments consist mainly of cash and cash equivalents, accounts payable, capital lease obligations and convertible subordinated notes payable. The carrying amounts of the Company's cash and cash equivalents and accounts payable approximate fair value due to the short-term nature of these instruments. The fair value of capital lease obligations and convertible subordinated notes payable approximates book value.

         (g)      NET LOSS PER SHARE

                  Basic loss per share has been computed by dividing net loss by the weighted average number of shares outstanding during the year. Diluted loss per share has been computed by excluding the effect of outstanding stock options, warrants and convertible securities that are all anti-dilutive given the operating losses of the Company. The Company has outstanding 10,364,172 and 10,183,435 potential common shares related to such options, warrants and convertible instruments at December 31, 2000 and 1999.

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



         (h)      COMPREHENSIVE INCOME

                  The Company applies the provisions of SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components in the financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. As the Company had no components of other comprehensive income, the reported net loss is the same as comprehensive loss.

         (i)      IMPAIRMENT OF LONG-LIVED ASSETS

                  The Company follows the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to Be Disposed of. SFAS No. 121 addresses accounting and reporting requirements for impairment of long-lived assets based on their fair value.

                  The carrying value of fixed assets is periodically reviewed by the Company based on the expected future undiscounted operating cash flows. There have been no impairments of long-lived assets in the years ended December 31, 2000 and 1999.

(3)      ACCRUED EXPENSES

         Accrued expenses consist of the following at December 31,:

                                                 2000         1999

              Accrued interest                  $290,960   $ 90,482
              Accrued severance                  237,470          -
              Accrued benefits                    77,042     93,453
              Accrued sponsored research          75,356    282,867
              Other accrued expenses              51,147     71,373
                                                --------   --------

                                                $731,975   $538,175
                                                ========   ========

         In connection with the agreements entered into with Demegen, Inc. subsequent to December 31, 2000 (see Note 8(b)), the Company executed severance agreements with substantially all its employees in 2000. These agreements provided for salary and payroll taxes totaling $237,470 to be paid through May 2001.

(4)      CAPITAL LEASE AGREEMENT

         During 1996, the Company entered into a capital lease agreement under which the Company could borrow up to $100,000, with an option to expand to $150,000, for the purchase of eligible equipment. Borrowings under the agreement are subject to interest at a rate of 7% per annum and are to be repaid over 30 months. During 1997, the Company purchased additional equipment under this capital lease agreement. In connection with entering this lease agreement, the Company issued

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



         to the lessor a warrant to purchase up to 7,992 shares of Series B convertible preferred stock at an exercise price of $2.00 per share. The value of the warrant was not material.

         During 1998, the Company entered into a capital lease agreement under which the Company could borrow up to $250,000 for the purchase of eligible equipment. Borrowings under the agreements are subject to interest at a rate of 8% per annum and are to be repaid over 48 months. In connection with entering this lease agreement, the Company issued to the lessor a warrant to purchase up to 6,123 shares of Series C convertible preferred stock at an exercise price of $2.45 per share. The value of the warrant was not material.

         Future minimum lease payments as of December 31, 2000 under these capital leases are as follows:

                                                               AMOUNT

                2001                                          $ 49,829
                2002                                            38,112
                2003                                            16,446
                                                              --------

                         Total minimum lease payments          104,387

                Less--Amount representing interest              11,650
                                                              --------

                         Capital lease obligations              92,737

                Less--Current portion of capital lease
                obligations                                     41,386
                                                              --------

                                                              $ 51,351

(5)      INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax bases of assets and liabilities using the enacted tax rates assumed to be in effect when these differences reverse.

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



         The approximate tax effect of each type of carryforward, credit and temporary difference that give rise to the Company's deferred tax asset as of December 31, 2000 and 1999 is as follows:

                                                    2000             1999

              Operating loss carryforwards      $ 7,973,000       $6,784,000
              Tax credit carryforwards              975,000          816,000
              Temporary differences                 (15,000)          45,000
                                                -----------       ----------

                                                  8,933,000        7,645,000

              Less--Valuation allowance           8,933,000        7,645,000
                                                -----------       ----------

                                                $         -       $        -
                                                ===========       ==========

         The temporary differences consist principally of capitalized start-up costs for federal and state income tax purposes. The Company has established a valuation allowance equal to the amount of its deferred tax assets, as the realization of such assets is uncertain.

         At December 31, 2000, the Company had net operating loss carryforwards for income tax purposes of approximately $19,932,000, which expire through 2020. The Company also has approximately $567,000 and $408,000 of research and development credits available to offset future federal and state income taxes, respectively, if any. The Tax Reform Act of 1986 contains provisions that may limit the utilization of net operating loss carryforwards and credits available to be used in any given year in the event of significant changes in ownership interests.

         On July 16, 2001, the Company sold substantially all its assets to Demegen, Inc. in exchange for cash, common stock of Demegen, Inc. and warrants to purchase Demegen, Inc.'s common stock (see Note 8(b)). As a result of this transaction, the Company expects to have a gain for income tax purposes. However, management expects to be able to utilize its net operating loss carryforwards to offset some or all such taxable income.

(6)      STOCKHOLDERS' EQUITY

         (a)      COMMON STOCK

                  The Company's Board of Directors authorized the issuance of 14,120,000 shares of common stock.

                           RESTRICTED COMMON STOCK PURCHASE AGREEMENTS

                           The Company's Board of Directors has issued 1,136,585 shares of restricted common stock to employees and consultants. These shares are subject to repurchase agreements and vest ratably over four years. The Company may purchase any unvested shares of common stock held by these individuals upon the termination of their employment or

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



                           consulting term at a price of $0.001 per share. At December 31, 2000, no shares of the outstanding common stock were subject to repurchase.

                           ISSUANCE OF COMMON STOCK FOR SERVICES

                           During 1997, the Company issued 52,222 shares of common stock to a vendor at no cost for services performed. The Company recorded a $78,333 charge to general and administrative expenses for the issuance of these shares.

                           STOCK OPTIONS

                           In 1994, the Company granted options to purchase 30,000 shares of common stock at $0.001 per share, the fair value of common stock as determined by the Board of Directors at the time of the grant. The options vest ratably over four years.

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



                           During 1995, the Company adopted the 1995 Equity Incentive Plan (the Plan), which provides for the issuance of incentive and nonqualified options and restricted stock awards for the purchase of up to 1,400,000 shares of the Company's common stock. Restricted stock awards or options to purchase the Company's common stock may be granted to employees, directors, officers, consultants and advisers and vest over a period of generally four years. Options for the purchase of 355,512 shares were available for grant at December 31, 2000. A summary of stock option activity is as follows:

                                          NUMBER OF      EXERCISE     WEIGHTED
                                           SHARES       PRICE RANGE    AVERAGE

            Granted                          30,000    $       0.001   $0.001
                                         ----------

         Outstanding, December 31, 1994      30,000            0.001    0.001
            Granted                         100,000             0.10     0.10
                                         ----------

         Outstanding, December 31, 1995     130,000       0.001-0.10     0.08
            Granted                         407,704             0.20     0.20
            Exercised                        (2,500)            0.10     0.10
                                         ----------

         Outstanding, December 31, 1996     535,204       0.001-0.20     0.17
            Granted                          84,000            0.245    0.245
            Exercised                        (1,250)            0.10     0.10
            Terminated                       (7,500)      0.001-0.10     0.04
                                         ----------

         Outstanding, December 31, 1997     610,454      0.001-0.245     0.18
            Granted                         314,268            0.245    0.245
            Exercised                       (10,750)       0.10-0.20     0.11
            Terminated                      (42,450)      0.10-0.245     0.20
                                         ----------

         Outstanding, December 31, 1998     871,522      0.001-0.245     0.20
            Granted                         161,741      0.225-0.245     0.23
            Exercised                        (5,000)            0.20     0.20
                                         ----------

         Outstanding, December 31, 1999   1,028,263      0.001-0.245     0.21
            Granted                         186,540            0.225    0.225
            Terminated                     (189,815)      0.10-0.245     0.18
                                         ----------    -------------   ------

         Outstanding, December 31, 2000   1,024,988    $ 0.10-$0.245   $ 0.22
                                         ==========    =============   ======

         Exercisable, December 31, 1999     535,399    $0.001-$0.245   $ 0.19
                                         ==========    =============   ======

         Exercisable, December 31, 2000     764,149    $ 0.10-$0.245   $ 0.22
                                         ==========    =============   ======

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



                  The following detail pertains to options of the Company at December 31, 2000:

           -----------------OUTSTANDING------------------    ----EXERCISABLE----
                                                 WEIGHTED
                                    WEIGHTED      AVERAGE                WEIGHTED
                       EXERCISE     AVERAGE      REMAINING               AVERAGE
           NUMBER OF    PRICE       EXERCISE    CONTRACTUAL  NUMBER OF   EXERCISE
            SHARES      RANGE        PRICE         LIFE       SHARES       PRICE

             35,000   $    0.100     $0.10          5.0       35,000       $0.10
            989,988   0.20-0.245      0.22          7.2      729,149        0.22


                  In October 1995, the Financial Accounting Standards Board
                  (FASB) issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the measurement of the fair value of stock options or warrants granted to employees to be included in the statement of income or disclosed in the notes to financial statements. The Company accounts for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and follows the disclosure-only alternative under SFAS No. 123. The Company has computed the pro forma disclosures required under SFAS No. 123 for options granted in 2000 and 1999 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The effect of SFAS No. 123 on pro forma net loss was not material in 2000 and 1999. The weighted average assumptions used for 2000 and 1999 are as follows:

                                                       2000             1999

                         Risk-free interest rate    6.27-6.72%        5.36-6.12%
                         Expected dividend yield    -                 -
                         Expected lives             7 years           7 years
                         Expected volatility        0%                0%

         (b)      CONVERTIBLE PREFERRED STOCK

                  As of December 31, 2000, the Company has authorized and issued the following shares of convertible preferred stock:

                              PAR             SHARES            SHARES
                             VALUE          AUTHORIZED          ISSUED

                 Series A    $0.001         2,239,000         2,225,000
                 Series B    $0.001         1,782,992         1,775,000
                 Series C    $0.001         3,518,160         3,518,160
                 Series D    $0.001         2,000,000         1,111,266

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



                  The rights, preferences and privileges of Series A, B, C and D convertible preferred stock (preferred stock) are listed below.

                           CONVERSION

                           Series A, B, C and D preferred stock are convertible into common stock at prices of $1.00, $2.00, $2.45 and $2.25, respectively, adjustable for certain dilutive events. Conversion is at the option of the preferred stockholder, although conversion is mandatory upon the earlier of (i) the consummation of an initial public offering resulting in gross proceeds to the Company of at least $10,000,000 at a price of at least $6.00 per share and (ii) the date on which there are issued and outstanding a number of shares of preferred stock equal to less than 50% of the total number of shares of preferred stock ever issued.

                           LIQUIDATION PREFERENCE

                           The Series A, B, C and D preferred stockholders have preference in the event of a liquidation or dissolution of the Company equal to $1.00, $2.00, $2.45 and $2.25 per share, respectively, plus declared but unpaid dividends. The Series D preferred stockholders have a preference in liquidation over Series A, Series B and Series C preferred stockholders. The Series C preferred stockholders have a preference in liquidation over Series A and Series B preferred stockholders. The Series B preferred stockholders have a preference in liquidation over the Series A preferred stockholders.

                           VOTING RIGHTS AND DIVIDENDS

                           The Series A, B, C and D preferred stockholders shall be entitled to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which each share is convertible. The holders of the Series A, B, C and D preferred stock are entitled to receive, when and as declared by the Board of Directors, any dividend declared or paid on any shares of common stock.

                           RIGHT OF FIRST REFUSAL

                           The Series A, Series B and Series C preferred stockholders have the right of first refusal to purchase a pro rata share of any new securities offered by the Company, as defined. For the Series A, Series B and Series C preferred stockholders, the right of first refusal terminates on the earlier of the closing of an initial public offering resulting in gross proceeds to the Company of at least $10,000,000 at a price greater than $6.00 per share, or December 31, 2003, February 15, 2006 and June 27, 2007, respectively.

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



         (c)      WARRANTS

                  In 1997 in connection with the issuance of Series C preferred stock, the Company issued warrants to purchase 78,150 shares of common stock at an exercise price of $2.45 per share. The Company determined the fair value of the warrants using the Black-Scholes valuation method, utilizing a volatility factor of 70%, risk-free interest rate of 6.38%, and expected life of five years. The fair value of these warrants was not material.

                  In April 1999 in connection with the issuance of convertible promissory notes (see Note 7(a)), the Company issued warrants to purchase 132,802 shares of common stock at a price of $2.75 per share. The warrants were exercisable immediately and expire on April 9, 2006. The Company determined the fair value of the warrants using the Black-Scholes valuation method, utilizing a fair value for the common stock of $0.275 per share, volatility factor of 70%, risk-free interest rate of 5.03%, and expected life of five years. The fair value of these warrants was not material.

                  In September 1999 in connection with the issuance of convertible promissory notes (see Note 7(a)), the Company issued warrants to purchase 1,572,680 shares of Series D preferred stock at a price of $2.25 per share. The warrants were exercisable immediately and expired 30 days after the date on which the Company provides notice to the holders of the results of the Company's Phase 2B trials of the Company's Histawash Mouthwash product but no later than April 9, 2004. The Company determined the fair value of the warrants, $802,780, using the Black-Scholes valuation method, utilizing a fair value for the Series D preferred stock of $2.25 per share, a volatility factor of 70%, risk-free interest rate of 5.75%, and expected life of two years. This amount has been included as a separate component of stockholders' deficit and as a discount on the convertible promissory note.

                  The results of the Company's Phase 2B trials of the Histawash Mouthwash product were provided to holders of warrants to purchase Series D preferred stock on November 2, 1999. As a result, on December 2, 1999, warrants to purchase 1,111,266 shares of Series D preferred stock were exercised resulting in gross proceeds of approximately $2.5 million and the remaining warrants to purchase Series D preferred stock expired.

                  In connection with an extension of the maturity date of convertible promissory notes (see Note 7(a)), the Company issued warrants to purchase an additional 110,678 shares of common stock at a price of $2.25 per share. The warrants are exercisable immediately and expire on April 9, 2004. The Company determined the fair value of the warrants using the Black-Scholes valuation method, utilizing a fair value for the common stock of $0.225 per share, a volatility factor of 70%, risk-free interest rate of 6.27%, and expected life of five years. The fair value of these warrants is not material.

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



(7)      COMMITMENTS

         (a)      CONVERTIBLE SUBORDINATED NOTES PAYABLE

                  From April 1999 to September 1999, the Company raised approximately $1.7 million through the issuance of convertible subordinated notes payable, which bear interest at 8% per annum and mature one year from date of issuance. The outstanding principal and accrued interest on the notes shall convert (i) upon a financing event, into the type and class of shares of the Company's equity securities sold in that financing, provided such financing raises at least $2 million from new investors, or (ii) upon a sale event, as defined, into common stock at a price of $2.25 per share. Upon conversion as a result of a financing event, the holders of the notes shall be entitled to a number of shares of Company stock issued in the offering determined by dividing the (i) the outstanding principal amount and unpaid accrued interest, by (ii) the price per share of the Company's stock paid by the purchaser of such shares in connection with the sale. These notes are subordinated to all senior indebtedness, as defined, and are collateralized by substantially all assets of the Company.

                  Because warrants were issued in conjunction with the convertible notes, the notes are shown on the balance sheet at a discount, which is being amortized over the term of the notes as additional interest expense. The Company calculated the value of the warrants, using the Black-Scholes option pricing model, as $802,780 (see Note 6(c)).

                  During 2000, the Company extended the maturity date of the notes several times to January 2001. In conjunction with the extensions, the interest rate was increased to 12% per annum and additional warrants for the purchase of common stock were issued (see Note 6(c)).

         (b)      SUBORDINATED NOTES PAYABLE

                  In July 2000, the Company issued subordinated notes payable in the amount of $1,000,000, which bear interest at 12% per annum and mature one year from the date of issuance. In the event the Company consummates a sale event, as defined, prior to the maturity date, the Company must repurchase the notes at 300% of the principal amount plus accrued and unpaid interest. A transaction meeting the definition of a sales event occurred subsequent to December 31, 2000 (see Note 8(b)). These notes are subordinated to all senior indebtedness, as defined, including the convertible subordinated notes payable described above and are collateralized by certain intellectual property of the Company.

         (c)      LICENSE AGREEMENT

                  In 1995, the Company entered into a license agreement to use certain patented technology. Under the terms of the agreement, the Company is obligated to pay royalties ranging from 1.0% to 3.0% of product revenue for products sold that incorporate the licensed technology. The Company is also

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



                  obligated to pay a minimum annual maintenance fee of $10,000 per year through the life of the licensed patent rights, which is creditable against royalties due for that year. No royalties were paid under this agreement in 2000 and 1999.

         (d)      RESEARCH CONTRACTS

                  In 1999, the Company entered into research contracts with certain universities and laboratories. During 2000 and 1999, the Company recorded approximately $355,000 and $1,366,000 of research and development expense relating to these contracts, respectively.

         (e)      FACILITY

                  The Company conducts its operations in a leased facility and is obligated to pay monthly rent through June 2003, subject to a termination clause, as defined in the lease. Rent expense charged to operations in 2000 and 1999 was approximately $214,000 and $257,000, respectively.

                  As of December 31, 2000, the approximate minimum future lease payments under this agreement are as follows:

                             Year Ending December 31,
                                2001                                275,000
                                2002                                275,000
                                2003                                137,000
                                                                  ---------

                                                                  $ 687,000
                                                                  =========

                  Subsequent to December 31, 2000, this lease was assumed by Demegen, Inc. (see Note 8(b)).

(8)      SUBSEQUENT EVENTS

         (a)      OPTION AGREEMENT

                  On February 1, 2001, the Company entered into an option agreement with Biolitec AG for the licensing of its technology related to its PhotoDynamic(TM) Antimicrobial System. The Company received total consideration of $137,500. This option expired unexercised.

         (b)      LICENSE, OPTION AND ASSET PURCHASE AGREEMENTS

                  On February 16, 2001, the Company entered into a license agreement with Demegen, Inc. (Demegen) for substantially all of the Company's technology and intellectual property. This license terminates on the earlier of (i) the expiration or termination of the option agreement (see below), or (ii) exercise of the option and the closing of the asset purchase agreement (see below).

         PERIODONTIX, INC.
         (A DEVELOPMENT STAGE COMPANY)

         Notes to Financial Statements
         December 31, 2000



                  On February 16, 2001 in connection with the license agreement described above, the Company also entered into an option agreement with Demegen. This option gives Demegen the right to purchase substantially all assets of the Company, including those covered by the license agreement. The option agreement has an expiration date of July 31, 2001, which can be extended by Demegen until January 31, 2002. Demegen has the right, under certain circumstances, to terminate both the license and option agreements prior to April 2, 2001. In connection with the license and option agreements, Demegen also agreed to sublease the Company's facility, hire certain of the Company's employees and pay certain other operating expenses of the Company effective January 1, 2001.

                  On July 16, 2001, Demegen exercised its rights under the option agreement and executed an asset purchase agreement with the Company. As a result, the Company sold to Demegen substantially all of the Company's intellectual property and other assets.

                  In consideration for the license and option agreements described above, the Company received during the period from February 16, 2001 to July 16, 2001 4,300,000 shares of
                  Demegen's common stock, warrants to purchase 4,300,000 share of Demegen's common stock and cash of $55,000. Of the 4,300,000 shares of Demegen's common stock received, 2,040,000 shares were placed in escrow, as security for the Company's indemnification, 1,610,000 shares of Demegen common stock were released from escrow on April 2, 2001 and up to 430,000 of those shares are scheduled to be released on February 16, 2002. Of the warrants to purchase 4,300,000 shares of Demegen common stock, warrants to purchase 1,840,000 shares of Demegen common stock were placed in escrow and released on April 2, 2001. The common stock of Demegen received by the Company is restricted and may be disposed of by the Company no earlier than one year from the date of receipt.

                  In consideration for Demegen exercising its rights under the option agreement and executing the asset purchase agreement, the Company received 4,700,000 shares of Demegen's common stock and warrants to purchase 4,700,000 shares of Demegen's common stock. Of the 4,700,000 shares of Demegen's common stock received, 470,000 were placed in escrow and are scheduled to be released on February 16, 2002.

                  The warrants issued in conjunction with the agreements described above are exercisable into Demegen's common stock at a price of $1.25 per share and expire on January 4, 2006. The expiration date may be accelerated by Demegen in the event that Demegen's common stock trades at or above $2.50 per share for 20 consecutive trading days. In that event, the warrants expire 60 days after the warrant holders have received notice.

                  The total fair value of all consideration received by the Company under the license, option and asset purchase agreements is approximately $7,300,000, as measured on the date of receipt. As a result of the restrictions on the Demegen common stock and warrants described above, the actual proceeds received by the Company may be different from this fair value and may not be sufficient to repay the debtholders as well as to satisfy the liquidation preferences of all preferred stockholders.

                      PRO FORMA CONSOLIDATED FINANCIAL DATA
                        OF DEMEGEN, INC. ("DEMEGEN") AND
                        PERIODONTIX, INC. ("PERIODONTIX")


The unaudited pro forma condensed combined financial data as of June 30, 2001 and for the nine months ended June 30, 2001 and the twelve months ended September 30, 2000 give effect to the acquisition by Demegen, Inc. of certain assets of Periodontix ("the Acquisition"), accounted for under the "purchase" accounting method. The unaudited pro forma condensed combined financial data is based upon the historical financial statements of Demegen and Periodontix, under the assumptions and adjustments set forth in the notes to such proforma financial data.

The unaudited pro forma condensed combined balance sheet data assumes that the Acquisition was consummated on June 30, 2001; the unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2001 assumes that the Acquisition was consummated on October 1, 2000; and the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2000 assumes that the Merger was consummated on October 1, 1999.

The unaudited pro forma condensed combined balance sheet on June 30, 2001 included the balance sheet of Demegen at June 30, 2001 and the December 31, 2000 balance sheet of Periodontix as Demegen began operating Periodontix on January 1, 2001 under the license agreement. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2001 included the operations of Periodontix for the three months ended December 31, 2000. Beginning January 1, 2001, Demegen operated the Periodontix operation under a License Agreement incurring in its financial statements all expenses associated with Periodontix' on-going operations.

For purposes of presenting the unaudited pro forma condensed combined balance sheet data, Periodontix' assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill. The fair value of Periodontix' assets and liabilities are based on preliminary estimates. Upon completion of a detailed valuation of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting adjustments. The unaudited pro forma condensed combined statement of operation data excludes any benefits that may result due to synergies that may be derived and the elimination of duplicative efforts in connection with the acquisition of Periodontix.

The unaudited pro forma condensed combined financial statement data may not be indicative of the results that actually would have occurred if the acquisition of Periodontix had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma condensed combined financial statement data should be read in conjunction with the historical consolidated financial statements of Demegen and Periodontix.

                                  DEMEGEN, INC.
                UNAUDITED PRO FORMA CONDENSED BALANCE SHEET DATA
                                  JUNE 30, 2001


                                                  HISTORICAL                                                     PRO FORMA
                                                  ----------                                                     ---------
                                        DEMEGEN             PERIODONTIX                                           COMBINED
                                        6/30/01               12/31/00              ADJUSTMENTS                    6/30/01
                                        --------              --------              -----------                    -------
CASH                                 $    822,556           $    350,359           $   (350,359)(A)             $    822,556
OTHER CURRENT ASSETS                       13,534                 11,867                (11,867)(A)                   13,534
                                     ------------           ------------           ------------                 ------------

                                          836,090                362,226               (362,226)                     836,090

NET FIXED ASSETS                          133,197                 82,368                     --                      215,565
IN-PROCESS RESEARCH & DEVEL                    --                     --              1,500,000(D)                 1,500,000
NET INTANGIBLE ASSETS                     317,994                     --                500,000(D)                   817,994
NET DEFERRED LICENSE FEE                  924,284                     --                     --                      924,284
OTHER ASSETS                               27,016                 15,000                (15,000)(A)                   27,016
GOODWILL                                       --                     --                575,379(D)                   575,379
                                     ------------           ------------           ------------                 ------------


                                     $  2,238,581           $    459,594           $  2,198,153                 $  4,896,328
                                     ============           ============           ============                 ============



PAYABLES                             $    639,166           $     26,940           $    (26,940)(A)             $    639,166
UNEARNED REVENUE                          160,000                     --                     --                      160,000
LICENSE DEPOSIT                                --                 50,000                (50,000)                          --
ACCRUED LIABILITIES                        79,241                731,975               (731,975)                      79,241
CURRENT PORTION OF LEASES                      --                 41,386                (41,386)(A)                       --
CONVERTIBLE NOTES                              --              2,769,231             (2,769,231)(A)                       --
                                     ------------           ------------           ------------                 ------------

                                          878,407              3,619,532             (3,619,532)                     878,407

OTHER LONG-TERM LIABILITIES               469,681                 51,351                (51,351)(A)                  469,681

REDEEMABLE CONVERTIBLE
   PREFERRED STOCK                      2,237,074                      0                     --                    2,237,074


CONVERTIBLE PREFERRED STOCK                    --             16,507,870            (16,507,870)(B)                       --
COMMON STOCK                               38,541                  1,790                  2,910(B)(C)                 43,241
WARRANT                                 3,522,354                     --                566,247(C)                 4,088,601
PAID IN CAPITAL                        17,745,335                889,562              1,197,238(B)(C)             19,832,135
DEFERRED COMPENSATION                    (279,496)                    --                     --                     (279,496)
SUBSCRIPTION RECEIVABLE                  (244,344)                    --                     --                     (244,344)
TREASURY STOCK                                  0                    (34)                    34(B)                         0
DEFICIT                               (22,128,971)           (20,610,477)            20,610,477(B)               (22,128,971)
                                     ------------           ------------           ------------                 ------------

                                       (1,346,581)            (3,211,289)             5,869,036                    1,311,166
                                     ------------           ------------           ------------                 ------------

                                     $  2,238,581           $    459,594           $  2,198,153                 $  4,896,328
                                     ============           ============           ============                 ============




(A) Removal of assets not purchased and liabilities not assumed from Periodontix.
(B)  Represents the elimination of Periodontix' historic equity accounts.
(C) Represents issuance of 4,700,000 shares of Demegen common stock valued at $2,091,500 and a warrant to purchase 4,700,000 shares of Demegen's common stock valued at $566,247.
(D) Represents preliminary allocation of purchase price of $2,657,747, net of $82,368 of net book value of fixed assets purchased..

                                 DEMEGEN, INC.
       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA
                          YEAR ENDED SEPTEMBER 30, 2000


                                                    HISTORICAL                                                       PRO FORMA
                                                    ----------                                                       ---------
                                          DEMEGEN              PERIODONTIX                                            COMBINED
                                          9/30/00               12/31/00                   ADJUSTMENTS                9/30/00
                                          -------               --------                   -----------                -------
INCOME                                  $    763,765           $    231,737              $    (46,737)(A)          $    948,765

EXPENSES:

RESEARCH & DEVELOPMENT                     1,560,981              1,927,220                        --                 3,488,201
GENERAL & ADMINISTRATIVE                     709,533                864,968                        --                 1,574,501
INTEREST                                      14,207                794,704                  (794,704)(A)                14,207
DEPRECIATION & AMORTIZATION                  134,526                 62,741                   160,530(C)                357,797
                                        ------------           ------------              ------------              ------------

TOTAL EXPENSES                             2,419,247              3,649,633                  (634,174)                5,434,706
                                        ------------           ------------              ------------              ------------

NET LOSS                                  (1,655,482)            (3,417,896)                  587,437                (4,485,941)

PREFERRED DIVIDEND & ACCRETION
   AMOUNTS                                  (264,933)                     0                        --                  (264,933)
                                        ------------           ------------              ------------              ------------

NET LOSS APPLICABLE TO COMMON           $ (1,920,415)          $ (3,417,896)             $    587,437              $ (4,750,874)
                                        ============           ============              ============              ============


NET LOSS PER COMMON SHARE,
   BASIC AND DILUTED                          $(0.06)                                                                    $(0.12)
                                        ============                                                               ============

WEIGHTED AVERAGE SHARES
OUTSTANDING                               29,759,153                                        9,000,000(B)             38,759,153
                                        ============                                     ============              ============





(A) Represents elimination of interest income and expense associated with Periodontix
(B) Represents issuance of 9 million shares of Demegen common stock for license agreement and purchase agreement relating to Periodontix
(C) Represents amortization of patents over eleven year average life ($45,454 per year) and amortization of goodwill over five year life ($115,076).

                                 DEMEGEN, INC.
       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA
                         NINE MONTHS ENDED JUNE 30, 2001



                                                            HISTORICAL                                         PRO FORMA
                                                            ----------                                         ---------

                                         DEMEGEN           PERIODONTIX                                          COMBINED
                                         6/30/01             6/30/01                 ADJUSTMENTS                 6/30/01
                                         -------             -------                 -----------                 -------
INCOME                                $    946,107         $     53,186            $     (8,186)(A)           $    991,107

EXPENSES:

RESEARCH & DEVELOPMENT                   2,040,432              276,546                      --                  2,316,978
GENERAL & ADMINISTRATIVE                   729,098              259,449                      --                    988,547
INTEREST                                    15,187              198,676                (198,676)(A)                 15,187
DEPRECIATION & AMORTIZATION              4,047,192               10,504              (3,802,818)(B)(D)             254,878
                                      ------------         ------------            ------------               ------------

TOTAL EXPENSES                           6,831,909              745,175              (4,001,494)                 3,575,590
                                      ------------         ------------            ------------               ------------

NET LOSS                                (5,885,802)            (691,989)              3,993,308                 (2,584,483)

PREFERRED DIVIDEND & ACCRETION
   AMOUNTS                                (203,287)                  --                      --                   (203,287)
                                      ------------         ------------            ------------               ------------

NET LOSS APPLICABLE TO COMMON         $ (6,089,089)        $   (691,989)           $  3,993,308               $ (2,787,770)
                                      ============         ============            ============               ============


NET LOSS PER COMMON SHARE,
   BASIC AND DILUTED                        $(0.17)                                                                 $(0.06)
                                      ============                                                            ============

WEIGHTED AVERAGE SHARES
OUTSTANDING                             34,955,214                                    9,000,000(C)              43,955,214
                                      ============                                 ============               ============




(A) Represents elimination of interest income and expense associated with Periodontix
(B) To eliminate amortization associated with Periodontix license as it is of a non-recurring nature
(C) Represents issuance of 9 million shares of Demegen common stock for license agreement and purchase agreement relating to Periodontix.
(D) Represents amortization of patents over eleven year average life ($45,454 per year) and amortization of goodwill over five year life ($115,076).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     DEMEGEN, INC.




                                     BY   /S/ RICHARD D. EKSTROM
                                       -----------------------------------------
                                           RICHARD D. EKSTROM
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER











Date: September 28, 2001